                                  Exhibit 16

                   Massella Rubenstein LLP, Jericho, N.Y.,
                  Letter on Change in Certifying Accountant


March 13, 2002




U.S. Securities and Exchange Commission
Division of Corporate Finance
450 5th Street (Judiciary Square)
Washington, DC 20549

Ladies and Gentlemen:

We were principal accountants for Harbortown Corp. and, under the date of November 16, 2000 we reported on the financial statements of Harbortown Corp. as of September 30, 2000 and for the period from inception through September 30, 2000. On March 6, 2002, we were formally notified our appointment as principal accountants was terminated. We have read Harbortown Corp.'s statements included under Item 4 of its Form 8-K dated December 31, 2001 and we agree with such statements.

                                             Very truly yours,

                                             Massella Rubenstein LLP


                                              /s/ Corey L. Massella

                                             Corey L. Massella
                                             Partner